UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  May 1, 2020

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Suite E, Newport Beach, CA 92663

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DPW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 30, 2020, DPW Holdings, Inc., a Delaware corporation (the “Company”), held a Special Meeting of Stockholders (the “Meeting”) for stockholders to vote on the following proposals: (i) to approve, pursuant to Rule 713 of the NYSE American, the issuance of shares of the Corporation’s Class A common stock, par value $0.001 per share (“Common Stock”) to Esousa Holdings LLC (“Esousa”), in accordance with the Master Exchange Agreement dated February 10, 2020, and the exercise of warrants issued in connection therewith; (ii) to approve the exercise of warrants issued or issuable to Esousa to purchase up to an aggregate of 2,000,000 shares of Common Stock, issued in connection with certain term promissory notes in an aggregate amount of up to $2,000,000; and (iii) to approve the conversion of a $1,000,000 Convertible Promissory Note issued on February 5, 2020 (the “Ault Note”), to Ault & Company, Inc., which is convertible into 717,241 shares of Common Stock at $1.45 per share (which figure presumes conversion of principal and accrued but unpaid interest as of August 5, 2020, the maturity date of the Ault Note), in order to comply with the listing rules of the NYSE American.

As of March 2, 2020, the record date for the Meeting (the “Record Date”), the Company had outstanding and entitled to vote 4,943,649 shares of common stock and 125,000 shares of Series B Convertible Preferred Stock issued and outstanding. The 125,000 shares of Series B Convertible Preferred Stock carry the voting power of 0.05% of all votes entitled to be voted at the Meeting.  In order to conduct the business of the Meeting, the Company required the presence, in person or by proxy, of a quorum consisting of a majority of the outstanding shares of stock entitled to vote as of the Record Date. There were, either in person or by proxy, the holders of 1,758,255 shares of common stock and Series B Convertible Preferred Stock, or approximately 35.5% of all of the shares entitled to vote at the Meeting. Because a quorum was not present at the Meeting, no business was conducted and the Company adjourned the Meeting.

The vote results were as follows, although, as previously noted, the vote had no effect due to the absence of a quorum at the Meeting:

Proposal One: To approve, pursuant to Rule 713 of the NYSE American, the issuance of shares of Common Stock to Esousa, in accordance with the Master Exchange Agreement dated February 10, 2020, and the exercise of warrants issued in connection therewith.

For	Against	Abstain
1,569,089	169,016	20,150

Proposal Two: to approve the exercise of warrants issued or issuable to Esousa to purchase up to an aggregate of 2,000,000 shares of Common Stock, issued in connection with certain term promissory notes in an aggregate amount of up to $2,000,000.

For	Against	Abstain
1,570,002	167,172	21,081

Proposal Three: To approve the conversion of the Ault Note, to Ault & Company, Inc., which is convertible into 717,241 shares of Common Stock at $1.45 per share (which figure presumes conversion of principal and accrued but unpaid interest as of August 5, 2020, the maturity date of the Ault Note), in order to comply with the listing rules the NYSE American.

For	Against	Abstain
1,492,087	167,842	98,326

The Company will hold another special meeting on June 8, 2020 (the “New Meeting”) at which it will seek approval for the same proposals as was sought for the Meeting, as well as the ratification of the appointment of Marcum LLP as its independent auditor. The record date for the New Meeting will be established by the Company, but will be set at a future date; the former record date of March 2, 2020 is no longer valid.

ITEM 7.01	REGULATION FD DISCLOSURE

On May 1, 2020, the Company issued a press release announcing the results of the Meeting, which press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item, Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated May 1, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: May 1, 2020	/s/ Milton C. Ault, III
Milton C. Ault, III Chief Executive Officer